                                                                   EXHIBIT 11.1


                        BIG DOG HOLDINGS, INC. AND SUBSIDIARY
                 STATEMENT RE: COMPUTATION OF INCOME (LOSS) PER SHARE


                                Seven Months
                                   Ended                            Year Ended                               Six Months Ended
                                December 31,                       December 31,                                  June 30,
                                             ------------------------------------------------------------------------------------
                                    1992           1993         1994         1995           1996            1996          1997
                                                   ----         ----         ----           ----            ----          ----
Weighted average number of
 common shares outstanding          9,000,000     9,000,000    9,000,000   9,503,000      9,976,000       9,799,000    10,211,000

Assumed exercise of dilutive
 options and warrants using the
 treasury stock method                225,000       225,000      225,000     225,000        254,000         239,000       280,000

Weighted average number
 common and common share         ------------------------------------------------------------------------------------------------
 equivalents outstanding            9,225,000     9,225,000    9,225,000   9,728,000     10,230,000      10,038,000    10,491,000
                                 ------------------------------------------------------------------------------------------------
                                 ------------------------------------------------------------------------------------------------


Net income (loss)                 $  (544,000)   $  (54,000)  $  392,000  $  638,000     $  635,000     $(1,540,000)  $(1,803,000)
                                 ------------------------------------------------------------------------------------------------
                                 ------------------------------------------------------------------------------------------------

Net income (loss) per common
 and common share equivalents
 outstanding                      $     (0.06)   $    (0.01)  $     0.04  $     0.07     $     0.06     $     (0.15)  $     (0.17)
                                 ------------------------------------------------------------------------------------------------
                                 ------------------------------------------------------------------------------------------------
